Exhibit 99.3 Press Release

CUI Global, Inc. Acquires Privately Held Natural Gas
Advanced Technology Company, Orbital Gas Systems
Limited, for £17.0 Million ($26.2 million)

TUALATIN, Ore. – April 22, 2013 – CUI Global, Inc. (NASDAQ: CUI), a platform company dedicated to the acquisition, development, and commercialization of new, innovative technologies, today announced that, effective Thursday, April 18,2013, it has closed on its acquisition of 100% of the capital stock of Orbital Gas Systems Limited (“Orbital-UK”), a United Kingdom-based provider of natural gas infra-structure and advanced technology, including metering, odorization, remote telemetry units (“RTU”) and a diverse range of personalized gas engineering solutions to the gas utilities, power generation, emissions, manufacturing and automotive industries.

Effective immediately, Orbital-UK will become a wholly owned subsidiary of CUI Global. Andrew Ridge will continue as the managing director of Orbital-UK. William Clough will remain as president and CEO of CUI Global, and assume the role of CEO of Orbital-UK. CUI Global does not expect any organizational changes to Orbital-UK’s operations in the United Kingdom or elsewhere.

The acquisition offers significant synergies for revenue growth. Orbital-UK’s internationally recognized expertise in the natural gas industry, including bringing together the patented VE-technology with the Vergence® GasPT2 device from CUI Global offer natural gas operators/users a comprehensive solution set for the next generation of energy metering systems.

In addition, Orbital-UK’s in-house engineering capabilities, manufacturing relationships, and R&D infrastructure are expected to accelerate the adoption of the GasPTi device, while allowing the company to control all calibration, packaging, delivery, engineering support and more within the Orbital-UK facilities; thus allowing CUI Global to capture an even larger percentage of operating margins from the final, packaged device – Anticipated cost synergies include leveraging existing sales and distribution infrastructure for cross-selling opportunities. The acquisition will also immediately add significant revenues and earnings to CUI Global.

The acquisition was concluded with a portion of the proceeds of a $48.3 million follow-on offering the company recently completed with the assistance of Craig-Hallum Capital Group LLC (acting as sole book-running manager of the offering) and Merriman Capital, Inc. (acting as co-manager of the offering). Following the acquisition and associated costs of the raise, the company will have more than $20,000,000 or $1.00 per share in cash and cash equivalents available for marketing, sales, R&D, and other working capital needs.

“This transaction effectively positions CUI Global for even more accelerated growth,” explained William Clough, CUI Global’s president & CEO. “Orbital-UK’s talent base of technical employees and their world-class engineering and support team, not to mention their sterling reputation within the natural gas industry, will enable us to speed market adoption of our combined GasPTi device; while CUI Global’s established network of global distributors will allow Orbital-UK to market its broad portfolio of natural gas products to a much larger audience.”

“This is a very significant company milestone for Orbital,” explained Orbital-UK’s managing director, Andy Ridge. “With the combination of these two companies we will now be able to expand our programs and services for our existing customer base, as well as pursue growth opportunities across a much broader market. As part of a global entity, we expect enhanced visibility in the market and heightened awareness for our company offerings. Further, the addition of the Vergence GasPT2 technology to our current product line is expected to increase our ability to penetrate new markets and thereby grow our core business.”

Since it was formed in 1984, Orbital-UK has focused its attention on providing superior customer service, advanced technology solutions and a dedication to product quality unequaled in the natural gas industry. Orbital-UK’s customers, including National Grid (the national gas transmission company for the UK), all of the UK's gas distribution networks, and others such as Jaguar Motor Cars, BMW, and more, have come to rely on its team of talented and knowledgeable employees for crucial engineering support and specialized knowledge. Its value-added services and innovative products reduce the time it takes to identify, design and begin cost effective delivery of new technology to the natural gas and other industries.

“The acquisition of Orbital-UK, with the associated increase in revenues, earnings and working capital, and the dramatic increase in our ability to penetrate the natural gas market, while capturing even more operational margin, all combine to further our strategy of making opportunistic, synergistic acquisitions of either technology, personnel, or companies that will increase our growth and, thereby, enhance our shareholder value – this transaction certainly encapsulates all of those positive elements,” Clough concluded.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global is a publicly traded platform company dedicated to maximizing shareholder value through the acquisition and development of innovative companies and technologies. From its Vergence GasPT2 platform targeting the energy sector to its subsidiary, CUI Inc.'s, digital power platform targeting the networking and telecom industries, CUI Global has built a diversified portfolio of leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. CUI Global prides itself on operating with the same level of integrity, respect, and philanthropic dedication that was put in place by CUI Inc.’s founder more than 20 years ago. It is these values that allow the company to make a difference in the lives of its customers, its communities, and its employees. Recently, a move was made to merge and streamline resources with its subsidiary CUI Inc. in order to create a unified, international brand that now positions CUI Global for further strategic expansion.

About CUI, Inc.

CUI Inc is a technology company dedicated to the development and distribution of electro-mechanical products. Its broad power and component product portfolios allow customers to address design challenges across a range of industries and applications. Built on a solid foundation of core operating principals, CUI seeks to maximize value for customers through their engineering, manufacturing, and supply chain capabilities. As an industry leader, CUI continues to invest in the future through new technologies, talented employees, expanded manufacturing capabilities, and a growing global reach.

For more information, please visit www.cuiglobal.com and www.cui.com.

About Orbital Gas Systems Ltd.

Orbital-UK is the largest natural gas systems integrator in the U.K. and is a key partner of CUI Global for commercializing its Vergence® GasPT2 device. For over 25 years, Orbital has developed its portfolio of products, solutions, services and resources to offer a diverse range of personalized gas engineering solutions to the gas utilities, power generation, emissions, manufacturing and automotive industries.

For more information, please visit www.orbital-uk.com.

Important Cautions Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including statements regarding the company’s acquisition of Orbital-UK, the integration of Orbital-UK, the anticipated financial results of the combined company and the combined company’s anticipated marketing and sales efforts, are all subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, completion of the pending acquisition of Orbital-UK and the successful integration of the two businesses, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission, including the most recent annual report on Form 10-K.

Company Contact:	Investor Relations:
CUI Global, Inc.	CUI Global, Inc.
Media Contact:
Maggie Lefor	Main: 503-612-2317
investors@cuiglobal.com
Main: 503-612-2300
press@cuiglobal.com	Outside IR contact:

BPC Financial Marketing
John Baldissera
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